Harney Westwood & Riegels 1507 The Center 99 Queen’s Road Central Hong Kong Tel: +852 3607 5300 Fax: +852 2815 7676 www.harneys.com
23 November 2009	Your Ref
Our Ref 040272.0001/PL
BY EMAIL	Doc ID 79669_6

AutoChina International Limited
322 Zhongshan East Road
Shijiazhuang
Hebei
People’s Republic of China

Dear Sirs

AutoChina International Limited
We have acted as special Cayman Islands legal counsel to AutoChina International Limited, an exempted company under the laws of the Cayman Islands (the “Company”) in connection with the Registration Statement on Form F-1 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration for resale by the selling shareholders named therein (the “Selling Shareholders”) of up to (i) 9,485,928 shares (the “Shares”) ordinary shares of the Company, par value US$.001 each and (ii) 1,430,000 warrants (the “Warrants”) of the Company; the Shares issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares”.

For the purposes of giving this opinion, we have reviewed:

(i)	the Amended and Restated Memorandum and Articles of Association of the Company, each certified by the Registered Agent or Office of the Company on 4 November 2009;

(ii)	a copy of the Register of Members of the Company obtained from the Secretary of the Company on 4 November 2009;

(iii)	a copy of the Register of Warrant holders of the Company obtained by the Secretary of the Company on 4 November 2009;

(iv)
the warrant agreement (the “Warrant Agreement”) dated as of 27 February 2009 between the Company and American Stock Transfer & Trust Company, including the form of the Warrant, relating to the Warrants;

(v)	the legal opinion dated 9 November 2009 of Loeb & Loeb LLP in respect of the Warrants on which we have relied; and

(vi)	the Registration Statement,

as to which we express no opinion.

We have not reviewed any other documents.

We have made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set out below.

Resident Partner: M. Gagie
British Virgin Islands | Cayman Islands | Anguilla | London | Hong Kong

AutoChina International Limited
23 November 2009

In giving this opinion we have relied upon the assumptions set out in the Schedule which we have not verified.  This opinion is confined to the matters expressly opined on herein, and given on the basis of the laws of the Cayman Islands.  We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

This opinion is issued solely for the purposes of disclosure in the Registration Statement.  We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
Shares:  The Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

2.	Warrants: The Warrants constitute the valid and binding obligations of the Company in accordance with the terms thereof.

3.
Warrant Shares:  The Warrant Shares, when paid for and issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

Yours faithfully
/s/ HARNEY WESTWOOD & RIEGELS

AutoChina International Limited
23 November 2009

Schedule
Assumptions

We have assumed:

(a)
the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)	the accuracy and completeness of all factual representations made in the documents reviewed by us in connection with this opinion;

(c)	that the Warrant Agreement constitutes the valid and binding obligations of the parties thereto (other than the Company) in accordance with the terms thereof;

(d)	the Warrant Shares will be issued for not less than par value;

(e)
at the time the Warrant Shares are issued, no liquidator has been appointed over any of the assets of the Company, and there are no petitions to wind up the Company pending in the Grand Court of the Cayman Islands to which the Company is subject;

(f)	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.